                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement            [ ]   Confidential, For use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2)
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        SANCHEZ COMPUTER ASSOCIATES, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

                                [GRAPHIC OMITTED]



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD THURSDAY, MAY 29, 1997


TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders of Sanchez Computer Associates, Inc. (the "Company") will be held at the Company's headquarters at Great Valley Corporate Center, 40 Valley Stream Parkway, Malvern, Pennsylvania 19355 on Thursday, May 29, 1997 at 2:00 p.m., local time, for the following purposes:

                    1.   to elect eight directors; and

                    2. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has established the close of business on April 10, 1997 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the meeting or any adjournments thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please complete, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.

                                          By order of the Board of Directors,


                                          Christopher C. Carr
                                          Secretary

40 Valley Stream Parkway
Malvern, PA 19355
April 28, 1997

                        SANCHEZ COMPUTER ASSOCIATES, INC.
                            40 Valley Stream Parkway
                                Malvern, PA 19355


                                 PROXY STATEMENT

         The enclosed Proxy is solicited on behalf of the Board of Directors (the "Board") of Sanchez Computer Associates, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on May 29, 1997 (such meeting and any adjournment or adjournments thereof referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement. This Proxy Statement and the enclosed Proxy are being mailed to shareholders on or about April 28, 1997.

Voting Securities

         Only the holders of shares of common stock, no par value per share (the "Common Stock"), of the Company of record at the close of business on April 10, 1997 (the "Shares") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 10,886,125 Shares outstanding and entitled to be voted at the Annual Meeting. It is the intention of the persons named in the Proxy to vote as instructed by the shareholders or, if no instructions are given, to vote as recommended by the Board. Each holder of Shares entitled to vote will have the right to one vote for each Share standing in his name on the books of the Company.

         The eight nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors. Votes withheld from any director, broker non-votes and abstentions are counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Only those votes that are cast as affirmative or negative will be treated as voting on any matter presented at the Annual Meeting.

Revocability of Proxy

         Execution of the enclosed Proxy will not affect a shareholder's right to attend the Annual Meeting and vote in person. A shareholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.

Persons Making the Solicitation

         The cost of soliciting Proxies, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding Proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies in person or by telephone.

Shareholder Proposals for 1998 Annual Meeting

         Shareholders intending to present proposals at the next Annual Meeting of Shareholders to be held in 1998 must notify the Company of the proposal no later than December 29, 1997.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of April 10, 1997, the Company's Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. The Company's Common Stock is the only class of equity securities outstanding. The table also shows the number of Shares owned beneficially by each director or nominee, by each named executive officer, and by all executive officers and directors as a group.

                                                                            Number of          Percent of
                                                                        Shares Owned (1)           Class
                                                                        ----------------           -----
Safeguard Scientifics, Inc.
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087(2)............................................             2,958,654               26.3%
Radnor Venture Partners, L.P.
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087...............................................               682,497                6.3%
Michael A. Sanchez
  40 Valley Stream Parkway
  Malvern, PA 19355(3)..........................................             1,879,271               17.2%
Frank R. Sanchez
  40 Valley Stream Parkway
  Malvern, PA 19355(4)..........................................               801,671                7.4%
Warren V. Musser................................................               487,434                4.5%
Lawrence Chimerine..............................................                73,000               *
Kailash C. Khanna...............................................                 2,300               *
John D. Loewenberg..............................................                 1,860               *
Ira M Lubert....................................................                90,760               *
Thomas C. Lynch.................................................                 1,449               *
Richard H. Jefferson(4).........................................                10,000               *
Thomas F. McAllister(4).........................................                38,000               *
Joseph F. Waterman(5)...........................................               181,220                1.7%
Executive officers and directors as a group
   (15 persons)(6)..............................................             3,807,601               34.4%

*    Less than 1% of the outstanding Common Stock.

(1) Except as otherwise disclosed, the nature of beneficial ownership is the sole power to vote and to dispose of the shares (except for shares held jointly with spouse).

(2) Includes a warrant exercisable for 360,000 shares. The shares and warrant are held of record by Safeguard Scientifics (Delaware), Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc. ("Safeguard"). Excludes shares beneficially owned by Radnor Venture Partners, L.P. SSI Management Company, Inc., a wholly owned subsidiary of Safeguard, is a general partner of Radnor Venture Management Company, the general partner of Radnor Venture Partners, L.P.

(3) Includes 50,000 shares held in trust for Mr. Sanchez's spouse, an aggregate of 99,000 shares held in trust for three minor children, and 11,400 shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by June 9, 1997.

(4) Includes for Messrs. Frank Sanchez, Jefferson and McAllister 11,400 shares, 9,000 shares and 36,000 shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by June 9, 1997.

(5) Includes 1,998 shares held by Mr. Waterman's spouse, 527 shares held in trust for his spouse, and an aggregate of 1,200 shares held in trust for four children.

(6) Includes 181,827 shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by June 9, 1997.

                            I. ELECTION OF DIRECTORS

         It is intended that the persons named as Proxies for the Annual Meeting will vote in favor of the election of the following eight nominees as directors of the Company to hold office until the Annual Meeting of Shareholders in 1998 and until their successors are elected and have qualified. All of the nominees, with the exception of Kailash C. Khanna, are presently serving as directors of the Company. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holders of the Proxies may vote the Proxies for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors to be elected.

         The Board unanimously recommends that shareholders vote FOR the election of the slate of nominees set forth in this Proposal. Proxies will be so voted unless shareholders specify otherwise on their proxy cards. The eight nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors.

                                                                                               Has Been a
                                                Principal Occupation and Business               Director
               Name                             Experience During Last Five Years                 Since          Age
--------------------------                      ---------------------------------                 -----          ---

Michael A. Sanchez                     Chairman of the Board and Chief
                                       Executive Officer of the Company(1)(3)(11)...........        1979         39
Frank R. Sanchez                       President and Chief Operating Officer
                                       of the Company(4)(11)................................        1980         40
Warren V. Musser                       Chairman of the Board and Chief
                                       Executive Officer of Safeguard
                                       Scientifics, Inc., a strategic information
                                       systems company(1)(5)................................        1987         70
Lawrence Chimerine                     Managing Director and Chief Economist
                                       of the Economic Strategy Institute and
                                       President, Radnor Consulting Services, an
                                       economic advisory firm(1)(2)(6)......................        1987         56
Kailash C. Khanna                      Head of Technology, Operations and
                                       Support of the Society for Worldwide
                                       Interbank Financial Telecommunication s.c.,
                                       a cooperatively owned provider of inter-bank
                                       financial transfer services(7).......................                     58
John D. Loewenberg                     Managing Partner, JDL Enterprises, a
                                       consulting firm(1)(2)(8).............................        1996         56
Ira M. Lubert                          General Partner, Technology Leaders
                                       Management L.P. and Technology Leaders
                                       II Management L.P., and Managing Director,
                                       Radnor Venture Management Company,
                                       venture capital partnerships(9)......................        1989         47
Thomas C. Lynch                        Senior Vice President of Safeguard
                                       Scientifics, Inc., a strategic information
                                       systems company(2)(10)...............................        1996         55

(1) Member of the Compensation Committee (Michael A. Sanchez is a non-voting member).

(2)  Member of the Audit Committee.

(3) Mr. Michael Sanchez founded the Company in 1979 and has been its Chairman and Chief Executive Officer since its inception. In addition to providing strategic direction for the Company, Mr. Sanchez is currently responsible for overseeing Sanchez's direct banking marketing activities.

(4) Mr. Frank Sanchez has been the President and Chief Operating Officer of the Company since 1994 and a director of the Company since his employment with the Company began in 1980. In his capacity as Chief Operating Officer, Mr. Sanchez is responsible for the daily operations of the Company, excluding the direct banking marketing function. He is also responsible for developing the Company's product and technical strategy. From 1980 until 1994, Mr. Sanchez was Executive Vice President in charge of Technology and Product Development and was the principal architect of the PROFILE integrated banking system.

(5) Mr. Musser has been Chairman of the Board and Chief Executive Officer of Safeguard since 1953. Mr. Musser is also Chairman of the Board of Cambridge Technology Partners (Massachusetts), Inc., a director of Coherent Communications Systems Corporation, CompuCom Systems, Inc. and National Media Corporation, and a trustee of Brandywine Realty Trust. Mr. Musser also serves on a variety of civic, educational and charitable Boards of Directors including The Franklin Institute and the Board of Overseers of The Wharton School of the University of Pennsylvania and serves as Vice President/Development, Cradle Liberty Council, Boy Scouts of America, as Vice Chairman of The Eastern Technology Council, and as Chairman of the Pennsylvania Council on Economic Education.

(6) Dr. Chimerine has served as Managing Director and Chief Economist of the Economic Strategy Institute since August 1993 and as President of Radnor Consulting Services since August 1991. From June 1991 to March 1994, Dr. Chimerine was a Senior Economic Advisor of DRI-McGraw/Hill. Dr. Chimerine is a director of Bank United Corp.

(7) Dr. Khanna joined the Society for Worldwide Interbank Financial Telecommunication (S.W.I.F.T.) in September 1993, initially as Head of Information Technology. In 1994, he was appointed the Head of Technology, Operations and Support. Prior to joining S.W.I.F.T., Dr. Khanna served from 1988 until 1993 as Senior Vice President of Systems and Technology for the CIT Group of Manufacturers Hanover Bank, an asset-based lending institution. Dr. Khanna also serves on the International Advisory Committee of Global One (a telecommunications joint venture of Sprint, Deutsche Telekom and France Telecom) and the Information Systems & Technology Council of the American Management Association.

(8) From May 1995 through March 1996, Mr. Loewenberg served as Executive Vice President and Chief Administrative Officer of Connecticut Mutual, a life insurance company. Prior to joining Connecticut Mutual, from March 1989 to May 1995, Mr. Loewenberg served as Senior Vice President of Aetna Life and Casualty, a multi-line insurer, and as Chief Executive Officer of Aetna Information Technology, the information systems company of Aetna Life and Casualty. Mr. Loewenberg is a director of CompuCom Systems, Inc. and Diamond Technology Partners Incorporated.

(9) Mr. Lubert has served as a managing director of Radnor Venture Management Company since 1988, a managing director since 1991 and a general partner since 1995 of Technology Leaders Management L.P., and a managing director and a general partner of Technology Leaders II Management L.P. since 1994. Mr. Lubert is a director of CompuCom Systems, Inc., National Media Corporation and The Score Board, Inc.

(10) Mr. Lynch has been a Senior Vice President of Safeguard since November 1995. Prior to that time, Mr. Lynch retired from the U.S. Navy as an Admiral after 31 years, including serving as Superintendent of the U.S. Naval Academy from 1991 through 1994 and the Director, Navy Roles and Missions from 1994 through 1995. Mr. Lynch currently serves as director of The Eastern Technology Council and is a member of the Cradle Liberty Council, Boy Scouts of America and the U.S. Naval Academy Foundation.

(11) Michael A. Sanchez and Frank R. Sanchez are brothers.


Committees and Meetings of the Board of Directors

         The Board held two meetings in 1996. The Company's Board of Directors has appointed standing Audit, Compensation and Executive Committees. The Board has not appointed a standing Nominating Committee. The Compensation Committee, which met one time in 1996, fixes compensation levels, including incentive compensation for all officers and other principal employees, and administers the Company's stock option plans. The Audit Committee, which was constituted at the September 11, 1996 Board Meeting, held its first meeting in February 1997. The Audit Committee recommends the firm to be appointed as independent certified public accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent certified public accountants, reviews with management and the independent certified public accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls of the Company, and reviews the non-audit services to be performed by the independent certified public accountants. The Executive Committee, also constituted at the September Board Meeting, did not meet during 1996. The Executive Committee is empowered to exercise the powers granted in the by-laws to the Board of Directors in respect to the routine management of the business of the Company. All of the directors attended at least 75% of the total number of Board and Committee meetings of which they were members during the period in which they served as a director.

Directors' Compensation

         Directors are elected annually and hold office until their successors are elected and have qualified or until their earlier resignation or removal. Directors are reimbursed for travel expenses incurred in connection with attendance at meetings or other Company business, but directors are not compensated for their services as directors.

Directors' Stock Options

         Directors of the Company are eligible, in the discretion of the Compensation Committee, to participate in the Company's 1995 Equity Compensation Plan. In September 1996, John D. Loewenberg, received an option to purchase 15,000 shares at $4.75 per share, which option vests 100% on September 11, 2000, subject to certain performance based acceleration provisions, and has a term of ten years, and an option to purchase 18,400 shares at $4.75 per share, which option vests 25% each year, commencing on September 11, 1997, and has a term of ten years.

                   REPORT OF THE BOARD COMPENSATION COMMITTEE

         The Compensation Committee of the Board (the "Committee") reviews and approves management recommendations for compensation levels, including incentive compensation, for the executives of the Company, and administers the Company's stock option plans.

         The current voting members of the Committee are all outside directors of the Company. Michael A. Sanchez, who is Chairman of the Board and Chief Executive Officer of the Company, is a non-voting member of the Committee and does not participate in decisions regarding his compensation.

Executive Compensation Policies

         The Company is in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives, promote among them the economic benefits of stock ownership in the Company, and motivate and reward executives who, by their industry, loyalty and exceptional service, make contributions of special importance to the success of the business of the Company.

         Base compensation levels are initially established for new executives on the basis of subjective factors, with reference to the experience and achievements of the individual and the level of responsibility to be assumed in the Company. Any salary increases that are approved by the Committee also are awarded based on subjective factors, including an executive's increased levels of individual responsibility, maintaining an appropriate scale among Company executives based on relative positions and responsibilities, the competitiveness of the labor market in the technology sector, and on general levels of inflation. Annual cash bonuses, which may be awarded following year-end at the discretion of the Committee, are intended to motivate executives to achieve and exceed not only the targeted tasks and objectives determined for each executive according to his or her functional responsibilities within the organization but also the annual corporate performance targets and strategic objectives as defined in the Company's annual strategic plan.

         The Company's Equity Compensation Plan is designed to attract, retain and reward employees who make significant contributions toward achievement by the Company of its financial and operational objectives. Grants under the Equity Compensation Plan are intended to align the interests of executives and key employees with the long-term interests of the Company's shareholders and to encourage executives and key employees to remain in the Company's employ. Generally, grants are not made every year, but are awarded subjectively, based on a number of factors, including the Company's achievement of financial and strategic objectives, the individual's contributions toward the achievement of the Company's financial and operational objectives, and the amount and term of options already held by the individual.

         The Committee is aware that Internal Revenue Code section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance based" as defined in section 162(m). The Committee believes that annual levels of executive compensation that are not performance based are not likely to exceed one million dollars in the foreseeable future.

CEO Compensation

         The Committee authorized an increase in Mr. Michael Sanchez's 1996 base salary of approximately 18.5% over 1995; salary for Mr. Sanchez had not been increased since 1994. The $20,000 bonus awarded to Michael Sanchez for 1996 was based on a number of factors, including the success of the management team in positioning the Company for, and successfully consummating, its initial public offering; achieving significant progress in positioning the Company as a leader in the direct banking market; and significantly increasing the pipeline for new business in the emerging markets of Central Europe and the Asia Pacific Rim.

Other Executive Compensation

         The Committee approved executive cash bonuses for 1996 based on the reasons set forth above under discussion of the CEO's compensation. The Committee granted options under the Company's 1995 Equity Compensation Plan to certain of its new executives and employees and also granted options to certain executives and employees for exceptional performance during 1996. The relative number of options granted to new executives and employees was based on each such individual's responsibilities assumed.

By the Compensation Committee:

Lawrence Chimerine   John D. Loewenberg   Warren V. Musser   Michael A. Sanchez

Compensation Committee Interlocks and Insider Participation

         Directors Chimerine, Loewenberg and Musser comprise the voting members of the Compensation Committee. Mr. Sanchez, Chairman of the Board and Chief Executive Officer of the Company, serves as a non-voting member of the Compensation Committee. Mr. Sanchez did not participate in discussions regarding his compensation.

                             EXECUTIVE COMPENSATION

Summary Compensation of Executive Officers

         The following table sets forth information concerning compensation paid during the last two fiscal years to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in 1996 (collectively, the "Named Officers").


                           Summary Compensation Table

---------------------------------------------------------------------------------------------------------------------
                                          Annual Compensation(1)           Long Term Compensation
                                   ------------------------------------- ---------------------------
                                                                                   Awards
                                                                         ---------------------------
                                                           Other                       Securities
                                                           Annual        Restricted    Underlying        All Other
   Name and Principal                Salary     Bonus      Compen-          Stock        Options/         Compen-
        Position            Year       ($)       ($)     sation($)(2)     Awards($)      SARS (#)       sation ($)(3)
---------------------------------------------------------------------------------------------------------------------
Michael A. Sanchez,        1996    $  190,000  $  20,000        --            --            --         $   5,700
Chairman and Chief
Executive Officer          1995       160,200       --          --            --           24,000          7,956

---------------------------------------------------------------------------------------------------------------------
Frank R. Sanchez,          1996    $  200,000  $  30,000        --            --            --         $   4,800
President and Chief
Operating Officer          1995       160,200       --          --            --           24,000          5,797

---------------------------------------------------------------------------------------------------------------------
Richard H. Jefferson,      1996    $  162,048       --     $   112,246        --            --             --
Managing Director, Asia
Pacific Rim                1995         --          --          --            --           18,000          --

---------------------------------------------------------------------------------------------------------------------
Thomas F. McAllister,      1996    $  150,000  $  20,000        --            --            --         $   4,500
Senior Vice President,
Client Services            1995       137,738     20,000        --            --            --             5,375

---------------------------------------------------------------------------------------------------------------------
Joseph F. Waterman,        1996    $  140,000  $  30,000        --            --            --         $   4,200
Senior Vice President
and Chief Financial        1995       134,167       --          --            --           31,200          5,607
Officer
---------------------------------------------------------------------------------------------------------------------


(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits, securities or property received by the Named Officers which do not exceed the lesser of $50,000 or 10% of the aggregate of any such Named Officer's salary and bonus in 1996.

(2) The amount stated for Mr. Jefferson includes payment of $71,417 for expatriate housing as well as certain other overseas living expenses, including, among other things, auto, travel and meal expenses.

(3)  Represents a contribution under the Company's 401(k) plan.

Stock Options

         No options were granted to the Company's Named Officers during the last fiscal year. The following table sets forth information with respect to options exercised during fiscal year 1996 and the number of unexercised options and the value of unexercised in-the-money options at December 31, 1996.



----------------------------------------------------------------------------------------------------------------------
               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values
----------------------------------------------------------------------------------------------------------------------
                                                             Number Of Securities             Value Of Unexercised
                                                            Underlying Unexercised                In-The-Money
                             Shares                              Options/SARs                     Options/SARs
                           Acquired                         At Fiscal Year-End (#)           At Fiscal Year-End ($)(1)
                              On            Value
          Name            Exercise (#)    Realized($)     Exercisable       Unexercisable    Exercisable  Unexercisable
---------------------------------------------------------------------------------------------------------------------------
 Michael A. Sanchez            --             --            9,600               19,800        $   47,838     $   87,669
---------------------------------------------------------------------------------------------------------------------------
 Frank R. Sanchez              --             --            9,600               19,800        $   47,838     $   87,669
---------------------------------------------------------------------------------------------------------------------------
 Richard H. Jefferson          --             --            9,000                9,000        $   38,250     $   38,250
---------------------------------------------------------------------------------------------------------------------------
 Thomas F. McAllister          --             --           36,000               18,000         $ 221,220      $ 110,610
---------------------------------------------------------------------------------------------------------------------------
 Joseph F. Waterman            --             --           11,400               25,200        $   55,488      $ 110,619
---------------------------------------------------------------------------------------------------------------------------


(1) The value of unexercised in-the-money options is calculated based upon (i) the fair market value of the stock at December 31, 1996, less the option exercise price, multiplied by (ii) the number of shares subject to an option. On December 31, 1996, the per share fair market value was $7.88.


Employment Contracts and Termination of Employment and Change-in-Control Arrangements

         The Company entered into a two-year employment contract effective January 1, 1996 with Richard H. Jefferson, the Managing Director of the Company's Asia-Pacific Rim activities. This agreement provides for the payment of a base salary plus commissions, the reimbursement of relocation expenses to Jakarta and the payment of certain living expenses. The Company has the option to terminate this agreement at any time, subject to a severance payment equal to three months base salary if such termination is for any reason other than non-performance.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Company's Common Stock for the period beginning with the commencement of the Company's initial public offering on November 13, 1996 through December 31, 1996 with the cumulative total return on the Nasdaq Index and the peer group index for the same period. The peer group consists of SIC Code 737--Computer Programming and Data Processing Services. The comparison assumes that $100 was invested on November 13, 1996 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends. The Company has historically reinvested earnings in the growth of the business and has not paid cash dividends on its Common Stock.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS



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       0|----|--------------------------------------------------------|----|
          Nov. 96                                                 Dec. 96


               *=Sanchez          &=Nasdaq          #=Peer Group


                            Nov-96        Dec-96
                         ---------------------------
Sanchez                      100           143
Nasdaq                       100           100
Peer Group                   100           97


                              CERTAIN TRANSACTIONS

         The Company and Safeguard are parties to an Administrative Services Agreement pursuant to which Safeguard provides the Company with administrative support services. The administrative support services include consultation regarding the Company's general management, investor relations, financial management, certain legal services, insurance programs administration, audit administration and tax research and planning. The annual administrative services fee does not cover extraordinary services provided by Safeguard to the Company or services that are contracted out. The agreement provides for automatic quarterly renewals unless terminated by either party upon notice at least ninety days prior to the end of any given quarter. The Company expensed $100,000 during 1996 for these services.

         On March 1, 1995, the Company made loans to Michael A. Sanchez and Frank R. Sanchez in the amount of $114,000 each. The Company made these loans to provide these executive officers with funding to exercise certain stock options for the purchase of Common Stock as part of a Company-wide program enabling all employees who had been granted options prior to December 31, 1993 to exercise similar options. In consideration of these loans, Michael A. Sanchez and Frank
R. Sanchez executed full recourse notes to the Company. The notes have a 10 year term and bear interest at the rate of 7.75% per annum. As of the date hereof, the outstanding principal balance of the note delivered by Frank R. Sanchez was $102,000. On December 27, 1996, Michael S. Sanchez delivered to the Company $120,923 in full payment of the principal and accrued interest on the note.

         During 1994, 1995 and January 1996, Safeguard and the Company entered into certain arrangements whereby the Company would lend to Safeguard its excess cash and receive a negotiated interest rate which was higher than the rate the Company might realize by independently investing the funds, but which was less than Safeguard's cost of funds. The applicable interest rates earned by the Company during the periods covered by these arrangements ranged between five and seven percent. The highest principal balance of these borrowings during 1996 was $3,500,000. Full payment of all principal and accrued interest was delivered by Safeguard to the Company on March 8, 1996. No further lending activity took place subsequent to this date during 1996.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         Since 1985, the Company has retained Coopers & Lybrand, L.L.P. as its independent public accountants, and it intends to retain Coopers & Lybrand for the current year ending December 31, 1997. A representative of Coopers & Lybrand is expected to be present at the Annual Meeting, will have an opportunity at the Annual Meeting to make a statement, if desired, and will be available to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Shareholders"), to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market. Officers, directors and 10% Shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that during the period from November 13, 1996 through December 31, 1996, its officers, directors and 10% Shareholders complied with all applicable Section 16(a) filing requirements.

                                 OTHER BUSINESS

         The Company is not aware of any other business to be presented at the Annual Meeting. If any other matter should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

         The Company's Annual Report for 1996, including financial statements and other information with respect to the Company and its subsidiaries, is being mailed simultaneously to the shareholders but is not to be regarded as proxy solicitation material.



Dated:  April 28, 1997
                                       10

PROXY

                       SANCHEZ COMPUTER ASSOCIATES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby constitute and appoint Michael A. Sanchez, Frank R. Sanchez and Joseph
F. Waterman, and each of them, my true and lawful agents and proxies with full power of substitution in each, to vote all shares held of record by me as specified on the reverse side and, in their discretion, on all other matters which may properly come before the 1997 Annual Meeting of Shareholders of Sanchez Computer Associates, Inc. to be held on May 29, 1997, and at any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS AND AS THE PROXIES MAY DETERMINE IN THEIR DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

       PLEASE MARK, SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE AND
                  RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.


                            * FOLD AND DETACH HERE *



                                                            Please mark     [X]
                                                            your vote as
                                                            indicated in
                                                            this example
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
PROPOSAL 1.

1. ELECTION OF DIRECTORS             WITHHOLD
   Nominees:                 FOR     FOR ALL
   Michael A. Sanchez        [ ]       [ ]       TO WITHHOLD AUTHORITY TO VOTE
   Frank R. Sanchez                              FOR ANY INDIVIDUAL NOMINEE
   Warren V. Musser                              WHILE VOTING FOR THE REMAINDER,
   Lawrence Chimerine                            STRIKE A LINE THROUGH THE
   Kailish C. Khanna                             NOMINEE'S NAME IN THE LIST.
   John D. Loewenberg
   Ira M. Lubert
   Thomas C. Lynch



SIGNATURE(S)_______________________________________________DATE:______________
THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. JOINT TENANTS MUST BOTH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, OR FOR A CORPORATION OR PARTNERSHIP, PLEASE GIVE FULL TITLE.

                            * FOLD AND DETACH HERE *

                         Your Proxy vote is important,
                  regardless of the number of shares you own.

            Whether or not you plan to attend the meeting in person, please complete, date and sign the above Proxy card and return it without delay in the enclosed envelope.

                                    GRAPHIC